                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


         The following table sets forth information as to Coherent's subsidiaries, all of which are included in the consolidated financial statements. Coherent owns 100% of the outstanding voting securities of such corporations except as noted below.

                                                           Jurisdiction of
            Name                                            Incorporation
----------------------------------------------------------------------------
     Coherent FSC, Inc.                                  Virgin Islands
     Coherent GmbH                                       Germany
     Coherent (U.K.) Ltd.                                United Kingdom
     Coherent Japan, Inc.                                Japan
     Lambda Physik GmbH (1)                              Germany
     Lambda Physik U.S. (1)                              Massachusetts
     Lambda Physik Japan, K.K. (2)                       Japan
     Coherent S.A.                                       France
     Coherent Optics Europe, Ltd.                        United Kingdom
     Coherent Lubeck GmbH                                Germany
     Coherent Export Co., Inc.                           United States
     Coherent Holding Co., GmbH                          Germany
     Coherent-Ealing Europe, Ltd.                        United Kingdom
     Coherent (U.K.) Holdings, Ltd.                      United Kingdom
     Coherent Benelux                                    The Netherlands
     Coherent Tutcore, Ltd. (1)                          Finland
     Coherent HK Limited                                 Hong Kong
     Star Medical Technologies, Inc.                     United States


(1) Coherent owns 80% of the outstanding voting securities of these subsidiaries.
(2) Coherent owns 76% of the outstanding voting securities of this subsidiary.


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